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                                                                   EXHIBIT 10.32


                                   AMENDMENT

         AMENDMENT to EMPLOYMENT AGREEMENT of November 1, 1993, made as of this 17th day of January 1995 by and between the parties: VINCENT P. GORDON, an individual residing at Hong Kong Parkview Tower #4, Apartment 1631, 88 Tai Tam Road, Level 4, Hong Kong, China (hereinafter referred to as the "Executive"), and PHOENIX INFORMATION SYSTEMS CORP., a Delaware corporation, with principal executive offices located at City Centre, Suite 1100, 100 Second Avenue South, St. Petersburg, FL 33701 (hereinafter referred to as "Phoenix" or the "Company").

                              W I T N E S S E T H

         WHEREAS, the Company and the Executive executed an EMPLOYMENT AGREEMENT of November 1, 1993 (the "AGREEMENT"); and

         WHEREAS, the Executive has subsequently moved to China as President of Hainan Phoenix Information Systems, Ltd., a licensed joint venture in China which is 70%-owned by the Company's wholly owned subsidiary, Phoenix Systems Ltd.; and

         WHEREAS, the Executive and the Company desire to revise and extend the AGREEMENT; and

         WHEREAS, all references to "Phoenix" or the "Company" shall include both Phoenix Information Systems Corp. and its subsidiaries unless the context indicates otherwise. All references to "PISC" shall refer solely to Phoenix Information Systems Corp.; all references to "PSG" shall refer solely to Phoenix Systems Group, Inc.; all references to "PSL" shall refer solely to Phoenix Systems Ltd.; and all references to "Hainan-Phoenix" shall refer to Hainan Phoenix Information Systems Ltd.

         NOW, THEREFORE, it is mutually agreed by and between the parties to revise and extend the AGREEMENT as follows:


                             AMENDMENT TO ARTICLE I
                                   EMPLOYMENT

         Prior to January 1, 1995, the Company had employed the Executive as Vice President of PSG. As of January 1, 1995, the Executive hereby accepts such employment and agrees to serve on a full-time basis as an executive officer of PSL and Hainan-Phoenix, subject to the terms and conditions set forth in the AGREEMENT and the AMENDMENT thereto.





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                          AMENDMENT TO ARTICLE II (A)
                                     DUTIES

         (A) The Executive shall, during the remainder of the original term and this one-year extension to the AGREEMENT, and subject to the direction and control of the Company's Board of Directors and President, perform such executive duties and functions as he may be called upon to perform consistent with his employment hereunder as President of Hainan Phoenix Information Systems, Ltd.

                          AMENDMENT TO ARTICLE III (A)
                                  COMPENSATION

         (A) As of January 1, 1995, the Executive's base salary shall increased to Ten Thousand Dollars ($10,000) per month. Such compensation may be increased by the Board of Directors or a Compensation Committee thereof, and a plan may be instituted whereby the Executive could earn a performance-based bonus. Also, when the Executive's two-bedroom apartment lease expires, he will be allowed to lease a comparable three-bedroom apartment in a similar apartment complex for the duration of the AGREEMENT, should his duties require that he continue to be based in China

                            AMENDMENT TO ARTICLE IV
                        WORKING CONDITIONS AND BENEFITS

         (A) The Executive shall be entitled to paid vacations during each year of his employment with Hainan-Phoenix in accordance with that company's practice.

         (B) The Executive is authorized to include reasonable and necessary expenses for promoting the business of Hainan-Phoenix, including authorized expenses for entertainment, travel and similar items. Hainan-Phoenix shall reimburse the Executive for all such expenses, upon presentation by the Executive of an itemized account of such authorized expenditures.

         (C) The Executive shall be employed by Hainan-Phoenix at executive offices maintained by Hainan-Phoenix in Haikou, Hainan Province, China. The Executive shall travel on the Hainan-Phoenix's behalf to the extent reasonable and necessary.

         (D) Hainan-Phoenix shall provide the Executive during the term of the AGREEMENT and this AMENDMENT thereto with major medical health benefits equivalent to that provided other officers, but the Company shall provide catastrophic and surgical care.

         (E) The Company shall provide to the Executive to the full extent provided for under the laws of the Company's State of Incorporation and the Company's By-laws, indemnification for any claim or lawsuit which may be asserted against the Executive when acting in such capacity for the company, provided that said indemnification is not in violation of any of the following;
(1) federal and state law or (2) rule or regulation of the Securities and Exchange Commission.





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                             AMENDMENT TO ARTICLE V
                                 OTHER BENEFITS

         (A) In the AGREEMENT, the Executive was granted five-year non-qualified options to purchase 150,000 shares of Common Stock of the Company at an exercise price of $1.50 per share, and on November xx, 1995, such exercise price was lowered by the Board of Directors of Phoenix to $1.00 per share. This AMENDMENT grants to the Executive up to 150,000 additional options, exercisable at a price of $1.06 per share, with an expiration date of November 1, 1998.

         These additional options are to be granted for achieving certain performance targets and for continued service to the Company, as follows:

         (i) 50,000 options when and if the Phoenix-Air and Phoenix-Hotel systems commence commercial operation in China; and

         (ii) 25,000 options when and if Hainan-Phoenix signs as customers one or more Chinese airlines which collectively have 25 planes carrying 100 passengers or more, or the equivalent daily passenger capacity with smaller aircraft; and

         (iii) 25,000 options when and if Hainan-Phoenix signs as a customer Air China or one of its regional affiliates (China Eastern, China Northern, China Northwest, China Southern, and China Southwest) or their successor airlines; and

         (iv) 50,000 options which shall vest on the first day of each month of the one-year extension to the AGREEMENT as follows: 4,166 per month for the first 11 months and 4, 174 in the twelfth month.

         (B) During the term hereof, the Executive shall be entitled to receive such of the following other benefits of employment available to other members of the Company's management: health and life insurance benefits, pension, profit sharing and income protection or disability plans, in each instance, consistent with his position.

                             AMENDMENT TO ARTICLE V
                                      TERM

         The AGREEMENT is hereby extended until November 1, 1997, unless the AGREEMENT is otherwise terminated pursuant to its terms.





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                            AMENDMENT TO ARTICLE XI
                                     NOTICE

         All notices required to be given under the terms of the AGREEMENT and this AMENDMENT thereto shall be in writing and shall be deemed to have been duly given if delivered to the addressee in person or mailed by certified mail, return receipt requested, as follows:

         If to the Company, addressed to:
                 Phoenix Information Systems Corp.
                 City Centre, Suite 1100
                 100 Second Avenue South
                 St. Petersburg, FL  33701

         With a copy to:
                 Lester Morse P.C.
                 111 Great Neck Road
                 Great Neck, NY  11021

         If to the Executive, addressed to:
                 Vincent P. Gordon
                 Hong Kong Parkview Tower #4, Apartment 1631
                 88 Tai Tam Road, Level 4
                 Hong Kong, China

or to any such other address as the party to receive the notice shall advise by due notice given in accordance with the paragraph.

         IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT to the AGREEMENT and affixed their hands and seal the day and year first above written

ATTEST                                  EXECUTIVE


/s/ THERESA RAINEY                      /s/ VINCENT P. GORDON
- ------------------------------          ----------------------------------------
                                        Vincent P. Gordon


                                        PHOENIX INFORMATION SYSTEMS CORP.

[Corporate Seal]
                                        /s/ ROBERT P. GORDON
                                        ----------------------------------------
                                        Robert P. Gordon
                                        Chairman of the Board and President





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